Exhibit 1.1

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

$400,000,000 3.95% General Mortgage Bonds, Series AB, due 2048

Underwriting Agreement (this “Agreement”)

February 26, 2018

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

c/o	Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

as the Representatives of the several Underwriters

Ladies and Gentlemen:

CenterPoint Energy Houston Electric, LLC, a Texas limited liability company (the “Company”), confirms, subject to the terms and conditions stated herein, its agreement to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $400,000,000 aggregate principal amount of its 3.95% General Mortgage Bonds, Series AB, due 2048 (the “Bonds”) to be issued pursuant to the General Mortgage Indenture dated as of October 10, 2002, as amended and supplemented at the date hereof (the “General Mortgage”), between the Company and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank), as trustee (the “Trustee”), and as further amended and supplemented by a Twenty-Seventh Supplemental Indenture to the General Mortgage, to be dated as of February 28, 2018 (the “Supplemental Indenture” and, together with the General Mortgage and any amendments or supplements thereto, the “Indenture”), between the Company and the Trustee. The Company understands that the several Underwriters propose to offer the Bonds for sale upon the terms and conditions contemplated by this Agreement and by the documents listed in Schedule III (such documents herein called the “Pricing Disclosure Package”).

1. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, each of the Underwriters, on and as of the date hereof and the Closing Date (as defined in Section 2) that:

(i) A joint registration statement on Form S-3 with respect to the Bonds and other securities (File Nos. 333-215833, 333-215833-01 and 333-215833-02), copies of which have been made available to the Underwriters, has been prepared and filed with the Securities and Exchange Commission (the “Commission”) by the Company, together with CenterPoint Energy, Inc., the indirect sole member of the Company (“CNP”), and CenterPoint Energy Resources Corp. Such registration statement, including a prospectus relating to the Bonds, has become effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop order suspending its effectiveness has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission. The term “Registration Statement” means such registration statement, as deemed revised pursuant to Rule 430B(f)(1) under the 1933 Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company and the Underwriters for the Bonds pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”). The base prospectus relating to the Bonds included in the Registration Statement (exclusive of any supplement filed pursuant to Rule 424 under the 1933 Act) is herein called the “Basic Prospectus.” The Basic Prospectus as amended and supplemented by a preliminary prospectus supplement dated February 26, 2018 relating to the Bonds immediately prior to the Applicable Time (as defined below) is hereinafter called the “Preliminary Prospectus.” The Company proposes to file together with the Basic Prospectus and pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Bonds and reflecting the terms of the Bonds and plan of distribution arising from this Agreement (herein called the “Pricing Supplement”) and has previously advised the Underwriters of all the information to be set forth therein. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424 under the 1933 Act.

Any reference herein to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date of such Basic Prospectus, Preliminary Prospectus or Prospectus, as applicable; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Basic Prospectus, the Preliminary Prospectus or Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the 1934 Act deemed to be incorporated therein by reference after the date of such Basic Prospectus, Preliminary Prospectus or Prospectus.

For purposes of this Agreement, the “Applicable Time” is 2:50 p.m. (New York City Time) on the date of this Agreement.

(ii) The Registration Statement, each Permitted Free Writing Prospectus (as defined in Section 3(a)), the Preliminary Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects, to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission under the 1933 Act and the TIA; and (A) the Registration Statement will not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) (i) the Pricing Disclosure Package does not, as of the Applicable Time, (ii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iii) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to: (A) any statements or omissions made in reliance upon and in conformity with any information furnished in writing by, or through the Representatives on behalf of, any Underwriter for use therein, and (B) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement;

(iii) Each document filed, and to the extent such document has been amended, as so amended, or to be filed pursuant to the 1934 Act and incorporated by reference, or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus (including, without limitation, any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included, and to the extent such document has been amended, as so amended, or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) Any Permitted Free Writing Prospectus does not include anything that conflicts with the information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus; and any such Permitted Free Writing Prospectus, when taken together with the information contained in the Registration Statement, any Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 under the 1933 Act, and does not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any information furnished in writing by, or through the Representatives on behalf of, any Underwriter for use therein;

(v) (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Bonds in reliance on the exemption of Rule 163 under the 1933 Act, each of the Company and CNP was a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act);

(vi) With respect to the Registration Statement, (A) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act), (B) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the automatic shelf registration statement and (C) the conditions for use of Form S-3 have been, and continue to be, satisfied by the Company;

(vii) At the determination date for purposes of the Bonds within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act;

(viii) The Company has been duly formed and is an existing limited liability company in good standing under the laws of the State of Texas, with limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(ix) Each Significant Subsidiary of the Company (as defined in Regulation S-X under the 1933 Act, consisting of CenterPoint Energy Transition Bond Company II, LLC and CenterPoint Energy Transition Bond Company IV, LLC) and each of CenterPoint Energy Transition Bond Company III, LLC and CenterPoint Energy Restoration Bond Company, LLC has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (limited liability company or other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects;

(x) This Agreement has been duly authorized, executed and delivered by the Company;

(xi) The Company has good and indefeasible title to all real property and real property interests and good and indefeasible title to all personal property which are specifically or generally described or referred to in the Indenture, as subject to the lien of the Indenture (except property that is not used or useful in connection with the operation of the business of the Company and the loss of which would not, individually or in the aggregate, result in a Material Adverse Effect (as defined herein)), subject only to the lien of the Indenture and the lien of the Mortgage and Deed of Trust, dated November 1, 1944, from the Company to The Bank of New York Mellon Trust Company, National Association (as successor to South Texas Commercial National Bank of Houston), as trustee (the “First Mortgage Indenture”), Permitted Liens as defined in the Indenture (“Permitted Liens”), and minor defects and encumbrances which do not, materially impair the use of the property in the operation of the business of the Company; and the descriptions of all such properties contained or referred to in the Indenture are correct and adequate for purposes of the lien and security interest purported to be created by the Indenture;

(xii) The Indenture constitutes a valid mortgage lien on and security interest in the properties or interests therein which are specifically or generally described or referred to therein as being subject to the lien thereof, subject to no lien prior to the lien of the Indenture except the lien of the First Mortgage Indenture and other Permitted Liens; the Indenture by its terms effectively subjects to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture) acquired by the Company after the date of the execution and delivery of the Indenture, subject to no lien prior to the lien of the Indenture except the lien of the First Mortgage Indenture and other Permitted Liens, and except for possible claims of a trustee in bankruptcy and possible claims and taxes of the federal, state and local government; and, at the Closing Date, the Indenture or a notice thereof will have been duly recorded and/or filed for recordation as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the lien of the Indenture will have been duly made, in each place in which such recording or filing is required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the offered Bonds will have been paid;

(xiii) The Bonds and the Indenture have been duly authorized by the Company and, when the Supplemental Indenture has been duly executed and delivered by the Company in accordance with its terms, and assuming the valid execution and delivery thereof by the Trustee, the Indenture will constitute, and, in the case of the Bonds, when they are delivered by the Company, paid for pursuant to this Agreement and the Indenture and duly authenticated and delivered by the Trustee, the Bonds will, on the Closing Date, constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Bonds, when delivered by the Company, paid for pursuant to this Agreement and the Indenture and duly authenticated and delivered by the Trustee, will be entitled to the benefits of the Indenture; and the Bonds and the Indenture conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; the Indenture has been qualified under the TIA;

(xiv) The issuance by the Company of the Bonds, the compliance by the Company with all of the provisions of this Agreement, the Bonds and the Indenture, and the consummation of the transactions contemplated herein and therein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and (b) will not result in any violation of the provisions of the certificate of formation or limited liability company agreement or other organizational documents of the Company, the charter, by-laws or other organizational documents of any subsidiary of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company’s or any of its or its subsidiaries’ properties;

(xv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the Bonds or the consummation by the Company of the other transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance by the Company of the Bonds and the purchase and distribution of the Bonds by the Underwriters;

(xvi) The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(xvii) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which has a reasonable possibility of leading to such a claim;

(xviii) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Bonds; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated;

(xix) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xx) Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests;

(xxi) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls and maintains disclosure controls and procedures in conformity with the requirements of the 1934 Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(xxii) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act;

(xxiii) The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxiv) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in such amounts as are prudent and customary for similarly situated companies in the businesses in which they are engaged;

(xxv) The operations of the Company and its subsidiaries are and, since January 1, 2006, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(xxvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Sale and Delivery.

(a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of the Bonds set forth in Schedule I opposite the name of such Underwriter (plus an additional amount of Bonds that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof) at a price equal to 98.689% of the principal amount of the Bonds, plus accrued interest, if any, from February 28, 2018 to the Closing Date.

The Bonds to be purchased by each Underwriter hereunder will be represented by one or more registered global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Bonds to Mizuho Securities USA LLC, acting on behalf of the Underwriters for the account of each Underwriter, against payment by or on behalf of such Underwriter of the amount therefor, as set forth above, by wire transfer of Federal (same day) funds to a commercial bank account located in the United States and designated in writing at least forty-eight hours prior to the Closing Date by the Company to Mizuho Securities USA LLC, by causing DTC to credit the Bonds to the account of Mizuho Securities USA LLC, at DTC. The Company will cause the global certificates representing the Bonds to be made available to Mizuho Securities USA LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as joint-book running managing underwriters (together, the “Representatives”), acting on behalf of the Underwriters, for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 28, 2018 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Closing Date.”

(b) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Bonds and any additional certificates requested by the Underwriters pursuant to Section 6(h) hereof, will be delivered at such time and date at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995 or such other location as the Representatives and the Company may agree in writing (the “Closing Location”), and the Bonds will be delivered at the Designated Office, all on the Closing Date. A meeting will be held at the Closing Location at 1:00 p.m., New York City time or at such other time as the Representatives and the Company may agree in writing, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

3. Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a free writing prospectus (which shall include the pricing term sheet discussed in Section 3(b) hereof), the use of which has been consented to by the Company and the Representatives; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses listed on Schedule IV hereto. Any such free writing prospectus consented to by the Representatives and the Company is herein called a “Permitted Free Writing Prospectus”; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433.

(b) The Company agrees to prepare a term sheet specifying the terms of the Bonds not contained in the Preliminary Prospectus, substantially in the form of Schedule II hereto and approved by the Representatives, and to file such pricing term sheet pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(c) The Company and the Representatives have complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any free writing prospectus, including timely Commission filing where required and legending.

(d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event has occurred that results in such Permitted Free Writing Prospectus conflicting, or it becomes known that such Permitted Free Writing Prospectus conflicts with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, or the Pricing Disclosure Package including an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in the Pricing Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein.

4. Covenants and Agreements.

The Company covenants and agrees with each of the Underwriters:

(a) That the Company will furnish without charge to the Underwriters a copy of the Registration Statement, including all documents incorporated by reference therein and exhibits filed with the Registration Statement (other than exhibits which are incorporated by reference and have previously been so furnished), and, during the period mentioned in paragraph (c) below, as many written and electronic copies of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto as each Underwriter may reasonably request;

(b) That the Company will cause the Preliminary Prospectus and the Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have been filed; provided that, with respect to documents filed pursuant to the 1934 Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required in the reasonable opinion of the Representatives, based on advice of Hunton & Williams LLP, counsel for the

Underwriters, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the receipt by the Company of any notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act. So long as any Underwriter is required in the reasonable opinion of the Representatives, based on advice of Hunton & Williams LLP, to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), the Company will not file any amendment to the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus to which the Representatives or Hunton & Williams LLP shall have reasonably objected in writing and the Company shall furnish one copy of every such amendment or supplement to each of the Representatives and to Hunton & Williams LLP. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as promptly as practical. If the Company receives a notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Bonds by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(c) That if, at any time when in the reasonable opinion of the Representatives, based on advice of Hunton & Williams LLP, the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of the Representatives, based on advice of Hunton & Williams LLP, or counsel for the Company, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any such counsel, to amend or supplement the Pricing Disclosure Package or the Prospectus or modify such information to comply with law, the Company will forthwith (i) prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Bonds may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Pricing Disclosure Package or the Prospectus or (ii) file with the Commission documents incorporated by reference in the Pricing Disclosure Package and Prospectus, which shall be so supplied to the Underwriters and such dealers, in either case so that the statements in the Pricing Disclosure Package or the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the information in the Pricing Disclosure Package or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package and the Prospectus will comply with law;

(d) That the Company will endeavor to qualify, at its expense, the Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Bonds; provided that the Company shall not be required to qualify as a foreign limited liability company or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;

(e) That the Company will make generally available to its security holders and the holders of the Bonds as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Closing Date which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including Rule 158 under the 1933 Act); and

(f) That during the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise distribute any bonds, any security convertible into or exchangeable into or exercisable for bonds or any other debt securities substantially similar to the Bonds (except for the Bonds issued pursuant to this Agreement) without the prior written consent of the Representatives.

5. Expenses.

The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Bonds and all other expenses in connection with the preparation, printing and filing of the Basic Prospectus, any Permitted Free Writing Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all reasonable expenses in connection with the qualification of the Bonds for offering and sale under state securities laws as provided in Section 4(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by rating services for rating the Bonds; (v) the cost of preparing the Bonds; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including any advertising expenses connected with any offers they may make and the reasonable fees, disbursements and expenses of counsel for the Underwriters.

6. Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, at and as of the Applicable Time, and at and as of the Closing Date, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Date by the Company with its covenants and agreements herein contained and the other provisions hereof to be satisfied at or prior to the Closing Date, and to the following additional conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering shall be pending before or threatened by the Commission and no notice from the Commission pursuant to Rule 401(g)(2) of the 1933 Act shall have been received, (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the 1933 Act and in accordance herewith and each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time periods prescribed for such filings by, and otherwise in compliance with Rule 433 under the 1933 Act to the extent so required and (iii) the Underwriters shall have received on and as of the Closing Date, a certificate dated such date, signed by an executive officer of the Company or an executive officer of CNP, to the foregoing effect (which certificate may be to the best of such officer’s knowledge after reasonable investigation).

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical to proceed with completion of the offering or the sale of and payment for the Bonds on the terms set forth herein; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined under the 1934 Act), or any public announcement that any such organization has newly placed under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or on the over-the-counter market or any suspension of trading of any securities of CNP on any exchange or in the over-the-counter market; (iv) any general moratorium on commercial banking activities declared by U.S. Federal or New York State authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any act of terrorism in the United States, any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or crisis if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or crisis on the financial markets makes it impractical to proceed with completion of the offering or sale of and payment for the Bonds on the terms set forth herein.

(c) Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Dana C. O’Brien, Esq., Senior Vice President and General Counsel of the Company, or Monica Karuturi, Esq., Vice President and Associate General Counsel of the Company, shall have furnished to you her written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly formed as a limited liability company and is validly existing in good standing under the laws of the State of Texas and has limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Bonds and there is no other jurisdiction in which its ownership or lease of property or the conduct of its business requires qualification as a foreign limited liability company, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ii) Each Significant Subsidiary of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (limited liability company or other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

(iii) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required for the issuance and sale of the Bonds being delivered at the Closing Date or for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Bonds;

(iv) To such counsel’s knowledge and other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is subject, which, individually or in the aggregate, have a reasonable possibility of having a Material Adverse Effect;

(v) The execution, delivery and performance by the Company of this Agreement, the Indenture and the issuance and sale of the Bonds, will not result in the breach or violation of, or constitute a default under, (a) the certificate of formation, the limited liability company agreement or other organizational documents of the Company, each as amended to date, (b) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property is subject or (c) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, in any manner which, in the case of clause (b), individually or in the aggregate, would have a Material Adverse Effect;

(vi) The description of statutes and regulations set forth in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the captions “Our Business—Regulation” and “Our Business—Environmental Matters,” and those described elsewhere in the Pricing Disclosure Package and the Prospectus, fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

(vii) The Company has good and indefeasible title to all real property and real property interests and good and indefeasible title to all personal property which are specifically or generally described or referred to in the Indenture, as subject to the lien of the Indenture (except property that is not used or useful in connection with the operation of the business of the Company and the loss of which would not, individually or in the aggregate, result in a Material Adverse Effect), subject only to the lien of the Indenture and the lien of the First Mortgage Indenture, Permitted Liens as defined in the Indenture, and minor defects and encumbrances which, do not, in such counsel’s opinion, materially impair the use of the property in the operation of the business of the Company;

(viii) The Company has good, right and lawful authority to mortgage and pledge such real estate and other property as provided in the Indenture, and such real estate and other property are free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Indenture and subject to the exceptions stated above; the descriptions of the properties of the Company contained in the Indenture are, in such counsel’s opinion, in all respects sufficient descriptions of such property for all purposes of the Indenture, and in such counsel’s opinion the property specifically described covers all of the utility property of the Company as it now exists, other than property expressly excepted from the lien of the Indenture and other than property additions, releases and retirements subsequent to the specified date used in the documents filed with the Trustee in connection with the issuance of the Bonds;

(ix) The Indenture or notice thereof has been duly filed and recorded in all places where such filing and/or recording is necessary for the protection or preservation of the lien thereof and the Indenture creates a valid and direct lien, the priority of which is second only to the lien of the First Mortgage Indenture, which it purports to create upon the interest of the Company in the property, now owned or hereafter acquired, described therein as subject to the lien thereof subject only to Permitted Liens (as defined in the Indenture); and

(x) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed.

(e) Baker Botts L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) The statements set forth in (A) the pricing term sheet discussed in Section 3(b) hereof and the Preliminary Prospectus, including those in the Preliminary Prospectus under the caption “Description of the General Mortgage Bonds” and “The Indenture,” and those in the Basic Prospectus under the caption “Description of Our General Mortgage Bonds,” taken together, and (B) the Prospectus, including those in the Prospectus under the caption “Description of the General Mortgage Bonds” and “The Indenture,” and those in the Basic Prospectus under the caption “Description of Our General Mortgage Bonds,” taken together, accurately summarize in all material respects the terms of the Bonds;

(ii) The Bonds are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized by all necessary limited liability company action on the part of the Company and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor pursuant to the terms of this Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits afforded by the Indenture, except as such enforceability and entitlement are subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other law relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing;

(iii) The execution and delivery of the Indenture have been duly and validly authorized by all necessary limited liability company action on the part of the Company; the Indenture has been duly and validly executed and delivered by the Company; the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as such enforceability is subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other law relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing;

(iv) The Indenture has been duly qualified under the TIA;

(v) The Registration Statement has become effective under the 1933 Act, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Bonds have been instituted and are pending or are threatened by the Commission under the 1933 Act;

(vi) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement has been duly executed and delivered by the Company; and

(vii) The Company is not and, immediately after giving effect to the offering and sale of the Bonds and the application of the proceeds therefrom as described in the Pricing Disclosure Package and Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act.

In addition, the opinion shall contain a section or paragraph substantially to the following effect:

Such counsel has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm and with the Underwriters and their counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed. The purpose of their professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and they have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in subparagraph (i) above). Subject to the foregoing and on the basis of the information they gained in the course of performing the services referred to above, they advise the Underwriters that:

(I) the Registration Statement, as of the Effective Time, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and the Closing Date, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and each document incorporated by reference in the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and the Closing Date, as originally filed pursuant to the Exchange Act, appears on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

(II) nothing came to their attention that caused them to believe that:

(1) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3) the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case they have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial, accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or documents incorporated by reference therein or (c) that part of the Registration Statement that constitutes the Form T-1.

For purposes of such opinion, the term “Effective Time” shall mean the earlier of the date the Prospectus is first used or the date and time of the first contract of sale for the Bonds.

(f) At the time of execution of this Agreement, Deloitte & Touche LLP shall have furnished to you a letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to you.

(g) At the Closing Date, Deloitte & Touche LLP shall have furnished you a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of the Closing Date and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (f) of this Section 6, except that the specified date referred to in such letter will be a date not more than three business days prior to the Closing Date.

(h) The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus or as described in such certificate and (iv) as to such other matters as you may reasonably request.

(i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would as of the Closing Date, prevent the issuance or the sale of the Bonds; and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Bonds.

(j) The Bonds shall be eligible for clearance and settlement through DTC.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, the directors and officers of each Underwriter and each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus (as defined in Rule 433 of the 1933 Act) (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by, or through the Representatives on behalf of, any Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided that in no case is the Company to be liable with respect to any claims made against any Underwriter or any such director, officer or controlling person unless such Underwriter or such director, officer or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or such director, officer or controlling person, but failure to notify the Company of any such claim (i) shall not relieve the Company from liability under this paragraph unless and to the extent the Company did not otherwise learn of such claim and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) shall not relieve the Company from any liability which it may have to such Underwriter or such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph.

The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to the Underwriters. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or director or directors, officer or officers, controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Underwriter or Underwriters or director or directors, officer or officers, controlling person or persons and the Underwriter or Underwriters or director or directors, officer or officers or controlling person or persons and the Company have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Underwriter or Underwriters or director or directors, officer or officers or controlling person or persons, notwithstanding their obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all such Underwriters and their directors, officers and controlling persons, which firm shall be designated in writing by the Representatives. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of any Underwriter or any such director, officer or controlling person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Underwriter or any such director, officer or controlling person is or could have been a party and indemnity was or could have been sought hereunder by such Underwriter or director, officer or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of such Underwriter or director, officer or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Underwriter or any such director, officer or controlling person. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

(b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by, or through the Representatives on behalf of, such Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus: the information in the third paragraph, the sixth paragraph and the seventh paragraph, in each case insofar as applicable to the offering of the Bonds, under the heading “Underwriting”; provided that in no case is such Underwriter to be liable with respect to any claims made against the Company or any such director, officer, trustee or controlling person unless the Company or any such director, officer, trustee or controlling person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer, trustee or controlling person, but failure to notify such Underwriter of any such claim (i) shall not relieve such Underwriter from liability under this paragraph unless and to the extent such Underwriter did not otherwise learn of such action and such failure results in the forfeiture by such Underwriter of substantial rights and defenses and (ii) shall not relieve such Underwriter from any liability which it may have to the Company or any such director, officer, trustee or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it; provided, however, that such counsel shall be reasonably satisfactory to the Company. In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer, trustee or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and such Underwriter and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all of the Company and any such director, officer, trustee or controlling person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter’s prior written consent, which consent shall not be unreasonably withheld. No Underwriter shall, without the prior written consent of the Company or any such director, officer, trustee or controlling person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which the Company or any such director, officer, trustee or controlling person is or could have been a party and indemnity was or could have been sought hereunder by the Company or director, officer, trustee or controlling person, unless such settlement, compromise or consent (x) includes an unconditional release of the Company or director, officer, trustee or controlling person from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Company or any such director, officer, trustee or controlling person. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

(c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (c) to contribute are several in proportion to their respective purchase obligations and not joint.

8. Substitution of Underwriters.

If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase hereunder and the aggregate principal amount of such Bonds which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Bonds, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of the aggregate principal amount of such Bonds by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Bonds that such defaulting Underwriter agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate principal amount of Bonds with respect to which such default or defaults occur exceeds 10% of the total principal amount of Bonds and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Bonds by other persons are not made within 36 hours after such default, this Agreement will terminate.

If the non-defaulting Underwriter or Underwriters or substituted underwriter or underwriters are required hereby or agree to take up all or part of the Bonds of the defaulting Underwriter as provided in this Section 8, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement, Pricing Disclosure Package or Prospectus or in any other documents or arrangements, and the Company agrees to promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective aggregate principal amount of Bonds which the non-defaulting Underwriters or substituted purchaser or purchasers shall thereafter be obligated to purchase shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the non-defaulting Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the non-defaulting Underwriters or the Company, other than as provided in Sections 7 and 10.

9. Survival of Indemnities, Representations, Warranties, etc.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Bonds.

10. Termination.

If this Agreement shall be terminated pursuant to Section 8 or if for any reason the purchase of the Bonds by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Bonds by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v) or (vi) of Section 6(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Bonds.

11. Notices.

In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Mizuho Securities USA LLC, 320 Park Avenue, 11th Floor, New York, New York 10022, Attention: Debt Capital Markets Desk, Fax: (212) 205-7812, RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: DCM Transaction Management, Fax: (212) 658-6137; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Fax: (704) 410-0326; and (ii) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company, 1111 Louisiana Street, Houston, Texas 77002, Attention: Monica Karuturi, Fax: (713) 207-0141. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. Successors.

This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and the directors, trustees, officers and controlling persons referred to in Section 7 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of the 1933 Act or the 1934 Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the 1933 Act.

13. Relationship

The Company acknowledges and agrees that (i) the purchase and sale of the Bonds pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Waiver of Jury Trial.

Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

16. Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the names and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

If the foregoing is in accordance with your understanding, please sign and return to us the enclosed duplicate hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

By	/s/ William D. Rogers
Name: William D. Rogers
Title: Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

MIZUHO SECURITIES USA LLC

By:	/s/ Scott Trachsel
Name: Scott Trachsel
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For Themselves and as Representatives of the Underwriters Listed on Schedule I

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Bonds
Mizuho Securities USA LLC	$72,000,000
RBC Capital Markets, LLC	72,000,000
Wells Fargo Securities, LLC	72,000,000
Regions Securities LLC	36,000,000
TD Securities (USA) LLC	36,000,000
U.S. Bancorp Investments, Inc.	36,000,000
Comerica Securities, Inc.	26,000,000
PNC Capital Markets LLC	26,000,000
Blaylock Van, LLC	12,000,000
Loop Capital Markets LLC	12,000,000
Total	$400,000,000

SCHEDULE II

PRICING TERM SHEET

(to Preliminary Prospectus Supplement dated February 26, 2018)

Issuer:	CenterPoint Energy Houston Electric, LLC

Security:	3.95% General Mortgage Bonds, Series AB, due 2048

Legal Format:	SEC Registered

Anticipated Ratings*:	Intentionally omitted in exhibit format

Size:	$400,000,000

Trade Date:	February 26, 2018

Expected Settlement Date:	February 28, 2018

Maturity Date:	March 1, 2048

Interest Payment Dates:	March 1 and September 1, commencing September 1, 2018

Coupon:	3.95%

Price to Public:	99.564%

Benchmark Treasury:	2.75% due November 15, 2047

Benchmark Treasury Yield:	3.155%

Spread to Benchmark Treasury:	+82 basis points

Re-offer Yield:	3.975%

Optional Redemption:	Prior to September 1, 2047, greater of 100% or make-whole at a discount rate of Treasury plus 15 basis points (calculated to September 1, 2047); and on or after September 1, 2047, 100% plus, in either case, accrued and unpaid interest.

CUSIP:	15189X AS7

Joint Book-Running Managers:	Mizuho Securities USA LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Regions Securities LLC
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Comerica Securities, Inc.
PNC Capital Markets LLC

Co-Managers:	Blaylock Van, LLC
Loop Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Mizuho Securities USA LLC toll-free at 1-866-271-7403, RBC Capital Markets, LLC toll free at 1-866-375-6829 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

SCHEDULE III

PRICING DISCLOSURE PACKAGE

1)	Preliminary Prospectus dated February 26, 2018

2)	Permitted Free Writing Prospectuses

a) Pricing Term Sheet attached as Schedule II hereto

SCHEDULE IV

PERMITTED FREE WRITING PROSPECTUSES

1)	Pricing Term Sheet attached as Schedule II hereto
2)	Electronic Roadshow dated February 2018